UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2024, Alset Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with one of the Company’s majority owned subsidiaries, Alset International Limited. Pursuant to the Stock Purchase Agreement, the Company will purchase 6,500,000 shares (the “Shares”) of HWH International Inc. (“HWH”), a Nasdaq-listed company controlled by Alset Inc. through its ownership interest in Alset International Limited. As consideration for the Shares, the Company will issue a secured promissory note to Alset International Limited in the original principal amount of $4,095,000.00 (the “Promissory Note”). The Promissory Note bears an interest rate of 5% per annum and a maturity date of September 26, 2026, and will be secured by collateral specified in a security agreement (the “Security Agreement”), which is annexed hereto as Exhibit 10.3, between the Company and Alset International Limited.

Our Chairman, Chief Executive Officer and majority stockholder, Chan Heng Fai, is also the Chairman and Chief Executive Officer of Alset International Limited and the Chairman of HWH. In addition, certain other members of our board are also officers and/or directors of Alset International Limited and HWH.

The closing of the transactions described herein is contingent upon the approval of the stockholders of Alset International Limited and the satisfaction of other closing conditions.

The foregoing descriptions of the Stock Purchase Agreement, Promissory Note, and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to this Current Report on Form 8-K.

The Stock Purchase Agreement follows certain other agreements entered into between certain majority owned subsidiaries of the Company: on September 24, 2024, HWH entered into two (2) debt conversion agreements with creditors (each an “Agreement,” or collectively, the “Agreements”): (i) Alset International Limited (which is HWH’s majority stockholder); and (ii) Alset Inc. (which in turn is Alset International Limited’s majority stockholder). Each Agreement converts debt owed by HWH to the respective creditor into shares of HWH’s common stock.

Under the terms of their respective Agreements, Alset Inc. shall convert $300,000.00 of HWH’s debt into 476,190 shares of HWH’s common stock, and Alset International Limited shall convert $3,501,759.00 of HWH’s debt into 5,558,347 shares of HWH’s common stock. Under the Agreements, the debt conversions shall result in the issuance of newly issued shares of HWH’s common stock. The price at which the debt conversion was fixed was set at $0.63 per share of HWH common stock. Cumulatively, the newly issued shares contemplated by the Agreements represent 6,034,537 new shares of HWH’s common stock.

The Company believes that the conversion of HWH’s debt to equity, and the sale of certain HWH shares from Alset International Limited to the Company is in the best interests of each of HWH, Alset International Limited and Alset Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated September 26, 2024, between the Company and Alset International Limited.
10.2	Promissory Note dated September 26, 2024.
10.3	Security Agreement dated September 26, 2024, between the Company and Alset International Limited.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: September 27, 2024	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer